EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter 2009 Results

•
Adjusting for a non-cash charge from prior fiscal years, RadNet reports quarterly Revenue of $134.9 million and Adjusted EBITDA(1)of $27.0 million (Revenue of $133.4 million and EBITDA of $25.5 million prior to adjusting for the charge)

•	Overall procedure volumes increased 4.9% over the prior year’s same quarter
•
Per share loss, adjusting for the non-cash charge, was $(0.01) per share compared to $0.0 per share for the three month period ended September 30, 2008 (Per share loss was $(0.05) for the third quarter of 2009 prior to adjusting for the charge)

LOS ANGELES, Calif., November 9, 2009 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial results for its third quarter ended September 30, 2009.

Three Month Report

For the three months ended September 30, 2009, RadNet reported Revenue and Adjusted EBITDA(1) of $133.4 million and $25.5 million, respectively.  The results included a $1.5 million non-cash charge for increasing the contractual allowance on Accounts Receivable from services provided in 2008 and prior fiscal years.  Adjusting for this $1.5 million addition to the contractual allowance which lowered Revenue and Adjusted EBITDA(1) in the quarter by $1.5 million, Revenue would have been $134.9 million, an increase of 3.1% (or $4.0 million) over the prior year’s same quarter and Adjusted EBITDA(1) would have been $27.0 million, a decrease of 4.0% (or $1.1 million) over the prior year’s same quarter.

Additionally, the quarter reflects decreased Revenue and Adjusted EBITDA(1) as a result of the completion of RadNet’s contract with twenty facilities that it managed, but did not own.  This contract, which expired during the second quarter of 2009, contributed to the results of the third quarter of 2008, but did not contribute to the results of the third quarter of 2009.

For the third quarter of 2009, as compared to the prior year’s same quarter, MRI volume increased 6.8%, CT volume increased 5.8% and PET/CT volume increased 4.3%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.9% over the prior year’s quarter.

On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2009 and 2008, MRI volume increased 5.4%, CT volume increased 4.0% and PET/CT volume increased 4.3%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.2% over the prior year’s same quarter.

1 Definition of Adjusted EBITDA, a non-GAAP measure, is found on the last page of this release.

Net Loss for the third quarter of 2009 was $1.7 million, or $(0.05) per share, compared to Net Income of $138,000 or $0.0 per share, reported for the three month period ended September 30, 2008 (based upon a weighted average number of shares outstanding of 36.1 million and 37.0 million for these periods in 2009 and 2008, respectively).  Adjusting for the $1.5 million increase to the contractual allowance which lowered Net Income in the quarter by $1.5 million, Net Loss for the third quarter of 2009 would have been $0.2 million, or $(0.01) per share.  Affecting Net Loss in the third quarter of 2009 were certain non-cash expenses or non-recurring items including:

•	$1.5 million non-cash charge to increase our allowance reserve for uncollectible accounts receivable;
•	$1.8 million non-cash amortization expense with respect to interest rate swaps related to the Company’s credit facilities;
•
$670,000 of Deferred Financing Expense related to the amortization of financing fees paid as part of the Company’s $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008; and

•	$713,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants.

“We are encouraged by our increased volumes and revenue for the third quarter of 2009 when compared to the third quarter of 2008, despite a very challenging economic environment,” said Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet.  “Our profitability suffered during the quarter from a $1.5 million non-cash reserve we recorded against the collectability of receivables from prior fiscal years and the termination of our RadNet Imaging Management Services management contract.  But for these two issues, we would have had both increasing EBITDA and Net Income when compared to the third quarter of last year.”

“Our strong cash flow during the quarter enabled us to repay the $1.4 million outstanding balance on our revolving credit facility in addition to repaying $6.0 million of term debt, capital leases and other notes.  Even after such repayments, we had $1.2 million of cash on our balance sheet as of the end of the quarter,” added Dr. Berger.

Dr. Berger noted, “The final rule regarding Medicare pricing for 2010 as released by the Centers for Medicare and Medicaid Services (CMS) on October 30th will result in a smaller than anticipated reduction in our 2010 Medicare reimbursement,  which is considerably more favorable to us than that which CMS originally proposed in July of this year.  We anticipate being able to fully mitigate the reimbursement reduction through several cost savings initiatives which we had already planned to implement in 2010.”

“We continue to see opportunities for consolidation.  The uncertainty of healthcare reform, the continuing tight credit markets and the lower Medicare rates for 2010 will further apply pressure to the smaller, less capitalized operators in our industry.  We continue to believe that we will benefit from the types of consolidation opportunities on which we have been capitalizing in recent quarters” added Dr. Berger.

2009 Fiscal Year Guidance

RadNet is updating its guidance ranges as follows:

	Previous Guidance Range	Updated Guidance Range
Revenue	$515 million - $545 million	$515 million - $535 million
Adjusted EBITDA(1)	$105 million - $115 million	$105 million - $110 million
Capital Expenditures	$30 million - $35 million	$38 million - $40 million
Cash Interest Expense	$41 million - $45 million	$41 million - $45 million
Free Cash Flow Generation (a)	$25 million - $35 million	$20 million - $30 million
End of Year Net Debt Balance (b)	$438 million - $448 million	$445 million - $450 million

(a)  Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash interest paid
(b)  Total Debt net of Cash.

Nine Month Report

For the nine months ended September 30, 2009, RadNet reported Revenue and Adjusted EBITDA(1) of $392.6 million and $78.9 million, respectively.  Adjusting for the $1.5 million of additional contractual allowance we recorded in the third quarter of 2009 which lowered Revenue and Adjusted EBITDA(1) by $1.5 million, Revenue would have been $394.1 million, an increase of 6.1% (or $22.7 million) over the prior year’s same nine months and Adjusted EBITDA(1) would have been $80.4 million, an increase of 5.9% (or $4.5 million) over the prior year’s same nine months.

For the nine months of 2009, as compared to the prior year’s same nine months, MRI volume increased 9.9%, CT volume increased 7.5% and PET/CT volume increased 5.1%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.2% over the prior year’s nine months.

Net Loss for the nine months of 2009 was $2.9 million, or $(0.08) per share, compared to a net loss of $7.5 million or $(0.21) per share, reported for the nine month period ended September 30, 2008 (based upon a weighted average number of shares outstanding of 36.0 million and 35.7 million for these periods in 2009 and 2008, respectively).  Adjusting for the $1.5 million increase to the contractual allowance which lowered Net Income in the nine month period by $1.5 million, Net Loss for the nine months of 2009 would have been $1.4 million, or $(0.04) per share.  Affecting Net Loss in the nine months of 2009 were certain non-cash expenses or non-recurring items including:

•	$1.5 million non-cash charge to increase our allowance reserve for uncollectible accounts receivable;
•	$4.8 million non-cash amortization expense with respect to interest rate swaps related to the Company’s credit facilities;
•
$2.0 million of Deferred Financing Expense related to the amortization of financing fees paid as part of the Company’s $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;

•	$2.9 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants;
•	$1.4 million bargain purchase gain on the acquisition of acquired centers in New Jersey; and
•	$1.0 million loss related to the resolution of legal disputes.

Third Quarter 2009 Earnings Conference Call

RadNet will host a conference call to discuss its third quarter 2009 results on Monday, November 9th, 2009 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Investors are invited to listen to RadNet’s conference call by dialing 877-548-7901. International callers can dial 719-325-4896. There will also be simultaneous and archived webcasts available at http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website.  An archived replay of the call will also be available until November 16th and can be accessed by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and using the passcode 6413789.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its performance.  RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 175 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNets’ ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, the impact of government programs, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operations, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K and Form 10Q, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,198	$-
Accounts receivable, net	92,264	96,097
Refundable income taxes	154	103
Prepaid expenses and other current assets	9,528	12,370
Total current assets	103,144	108,570

PROPERTY AND EQUIPMENT, NET	182,945	193,104
OTHER ASSETS
Goodwill	105,378	105,278
Other intangible assets	54,703	56,861
Deferred financing costs, net	8,898	10,907
Investment in joint ventures	17,939	17,637
Deposits and other	3,160	3,752
Total assets	$476,167	$496,109
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$66,565	$81,175
Due to affiliates	3,061	5,015
Notes payable	7,103	5,501
Current portion of deferred rent	506	390
Obligations under capital leases	14,851	15,064
Total current liabilities	92,086	107,145

LONG-TERM LIABILITIES
Line of credit	-	1,742
Deferred rent, net of current portion	8,494	7,996
Deferred taxes	277	277
Notes payable, net of current portion	418,248	419,735
Obligations under capital lease, net of current portion	17,089	24,238
Other non-current liabilities	18,434	16,006
Total liabilities	554,628	577,139

COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized;
36,184,279 and 35,911,474 shares issued and outstanding at
September 30, 2009 and December 31, 2008, respectively	4	4
Paid-in-capital	155,943	153,006
Accumulated other comprehensive loss	(3,841)	(6,396)
Accumulated deficit	(230,626)	(227,722)
Total Radnet, Inc.'s equity deficit	(78,520)	(81,108)
Noncontrolling interests	59	78
Total equity deficit	(78,461)	(81,030)
Total liabilities and equity deficit	$476,167	$496,109

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

NET REVENUE	$133,404	$130,902	$392,553	$371,358

OPERATING EXPENSES
Operating expenses	101,924	99,552	298,653	286,404
Depreciation and amortization	13,593	13,083	39,979	39,623
Provision for bad debts	8,386	7,065	24,729	20,640
Loss on sale of equipment	72	1,525	375	1,495
Severance costs	286	137	643	172

Total operating expenses	124,261	121,362	364,379	348,334

INCOME FROM OPERATIONS	9,143	9,540	28,174	23,024

OTHER EXPENSES (INCOME)
Interest expense	12,367	12,126	37,715	38,230
Gain on bargain purchase	-	-	(1,387)	-
Other expenses (income)	(2)	(79)	1,239	(132)

Total other expenses	12,365	12,047	37,567	38,098

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(3,222)	(2,507)	(9,393)	(15,074)
Provision for income taxes	(231)	(14)	(281)	(151)
Equity in earnings of joint ventures	1,751	2,686	6,839	7,815

NET INCOME (LOSS)	(1,702)	165	(2,835)	(7,410)
Net income attributable to noncontrolling interests	24	27	69	76

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(1,726)	$138	$(2,904)	$(7,486)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(0.05)	$0.00	$(0.08)	$(0.21)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(0.05)	$0.00	$(0.08)	$(0.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	36,105,149	35,759,779	35,982,558	35,669,400

Diluted	36,105,149	37,014,784	35,982,558	35,669,400

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,835)	$(7,410)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,979	39,623
Provision for bad debts	24,729	20,640
Equity in earnings of joint ventures	(6,839)	(7,815)
Distributions from joint ventures	6,852	4,286
Deferred rent amortization	614	3,071
Amortization of deferred financing cost	2,009	1,862
Net loss on disposal of assets	375	1,495
Gain on bargain purchase	(1,387)	-
Amortization of cash flow hedge	4,895	-
Share-based compensation	2,937	1,887
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(20,896)	(37,619)
Other current assets	3,213	810
Other assets	592	(282)
Accounts payable and accrued expenses	(3,988)	1,793
Net cash provided by operating activities	50,250	22,341

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(3,917)	(28,649)
Proceeds from sale of imaging facilities	650	-
Purchase of property and equipment	(22,805)	(20,950)
Proceeds from sale of equipment	-	166
Purchase of equity interest in joint ventures	(315)	(728)
Net cash used in investing activities	(26,387)	(50,161)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(17,684)	(13,976)
Proceeds from borrowings on notes payable	-	35,000
Deferred financing costs	-	(4,277)
Net (payments) proceeds on line of credit	(1,742)	10,877
Distributions to counterparties of cash flow hedges	(3,151)	-
Distributions to noncontrolling interests	(88)	(205)
Proceeds from issuance of common stock	-	383
Net cash (used in) provided by financing activities	(22,665)	27,802

NET INCREASE (DECREASE) IN CASH	1,198	(18)
CASH AND CAH EQUIVALENTS, beginning of period	-	18
CASH AND CASH EQUIVALENTS, end of period	$1,198	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$32,046	$36,529

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO Adjusted EBITDA(1)
(IN THOUSANDS)

	Three Months Ended
	September 30,
	2009	2008

Income from Operations	$9,143	$9,540
Plus Depreciation and Amortization	13,593	13,083
Plus Equity in Earnings of Joint Ventures	1,751	2,686
Plus Non Cash Employee Stock Compensation	713	831
Plus Loss on Disposal of Equipment	72	1,525
Plus One-Time Adjustment to Acquired Accounts Receivable of Breastlink	-	383
Less Net Income Attributable to Noncontrolling Interests	(24)	(27)
Subtotal	25,248	28,021
Plus Severance: Elimination of Corporate Personnel	286	137
Adjusted EBITDA(1)	$25,534	$28,158

	Nine Months Ended
	September 30,
	2009	2008

Income from Operations	$28,174	$23,024
Plus Depreciation and Amortization	39,979	39,623
Plus Equity in Earnings of Joint Ventures	6,839	7,815
Plus Non Cash Employee Stock Compensation	2,936	1,887
Plus Loss on Disposal of Equipment	375	1,495
Plus One-Time Adjustment to Acquired Accounts Receivable of Breastlink	-	383
Less Net Income Attributable to Noncontrolling Interests	(69)	(76)
Subtotal	78,234	74,151
Plus Severance: Elimination of Corporate Personnel	643	172
Plus One Time Consulting Fees Related to Review of 2006 Accounts Receivables	-	200
Plus One Time Expense Related to Business Dispute Settlements	-	1,393
Adjusted EBITDA(1)	$78,877	$75,916

RADNET  PAYMENTS BY PAYORS

	Third Quarter	Full Year
	2009	2008

Commercial Insurance	55.5%	56.6%
Medicare	19.9%	19.6%
Capitation	15.6%	15.0%
Workers Compensation/Personal Injury	3.5%	3.7%
Medicaid	3.3%	3.1%
Other	2.2%	2.0%
	100.00%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that period's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

RADNET PAYMENTS BY MODALITY

	Third Quarter	Full Year
	2009	2008

MRI	34.0%	34.2%
CT	19.1%	19.0%
PET/CT	6.0%	6.2%
X-ray	9.6%	10.8%
Ultrasound	10.2%	10.2%
Mammography	16.3%	14.9%
Nuclear Medicine	1.7%	1.6%
Other	3.0%	3.1%
	100.00%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that period's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operations.

RADNET AVERAGE PAYMENTS BY MODALITY

	Third Quarter	Full Year
	2009	2008

MRI	$503	$505
CT	308	310
PET/CT	1,496	1,494
X-ray	38	37
Ultrasound	108	107
Mammography	134	134
Nuclear Medicine	322	327
Other	126	129

Note
Based upon global payments received from consolidated Imaging Centers from that period's dates of service.  Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash, unusual or infrequent events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.